EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lydall, Inc. of our report dated March 14, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Lydall, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
May 4, 2012